Exhibit 4.6

SEQUOIA MORTGAGE TRUST 201_ - _

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Between

[                                                                 ],

Seller

and

[                                                                 ]

Depositor

dated as of __________ __, 201_

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement (the “Agreement”) is made as of __________ __, 201_, by and between [__________________], a Delaware corporation (“______”)[Seller], and [__________________], a Delaware corporation (“_____”)[Depositor].

WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans on the date hereof (the “Closing Date”) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties in consideration of good and valuable and fair consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1. Representations and Warranties of Seller and Depositor. Seller and Depositor, each as to itself and not the other, hereby represents, warrants and agrees for the benefit of the other party that:

(a) Authorization. The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b) No Conflict. The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c) Binding Obligation. This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 2. Additional Representations, Warranties and Agreements of Seller.

(a) Title and Mortgage Loan Schedule. Seller represents and warrants to, and agrees with, Depositor that (i) on the Closing Date, Seller will have good, valid and marketable title to the mortgage loans identified on Schedule A hereto (the “Mortgage Loans”), in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; (ii) upon transfer to Depositor, Depositor will receive good, valid and marketable title to all of the Mortgage Loans, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims; and (iii) (1) as to each Mortgage Loan that is not a Mortgage Loan originated by _____________ (“_____________”) and purchased by Seller from _____________ (a “_____________Loan”), as of the date on which Seller purchased such Mortgage Loan from _____________ (“_____________”), _____________ (“_____________”), _____________ (“_____________”), or _____________ (“_____________”), as applicable (each, an “Originator”), and (2) as to each _______ Loan, as of the date on which ___________ purchased such Mortgage Loan from ______, the information set forth in the Mortgage Loan Schedule in the fields identified as “Document Type,” “Monthly Income” and “Assets Verified” is complete, true and correct in all material respects.

(b) Additional Representations. Seller represents and warrants to, and agrees with, Depositor that, as of the Closing Date:

(i) As to each Mortgage Loan, the lien of the Mortgage is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(ii) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, the related Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development or, in the case of a Cooperative Loan (as defined in the [________] Agreement), one or more leases or occupancy agreements.

(iii) To the actual knowledge of Seller, each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860-2(a)(1).

(iv) As of the Closing Date, the most recent FICO score listed on the Mortgage Loan Schedule was no more than four months old.

(v) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, the [________] Agreement or the [________] Agreement, no Mortgage Loan is subject to a lost note affidavit.

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(vi) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement or the [________] Agreement, with respect to any hazard or mortgage insurance covering such a Mortgage Loan and the related Mortgaged Property, the Originator has not engaged in, and Seller has no knowledge of the Mortgagor’s having engaged in any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator.

(vii) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, no fraud or material error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Originator, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the Mortgagor, or any appraiser or other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(viii) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, the servicing of such Mortgage Loan prior to the Closing Date complied in all material respects with all then-applicable federal, state and local laws.

(ix) As to each Mortgage Loan transferred to Seller pursuant to the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement or the [________] Agreement that is secured by a long-term residential lease (a “Lease”):

(A) The terms of the Lease expressly permit the mortgaging of the leasehold estate, the assignment of the Lease without the lessor’s consent (or the lessor’s consent has been obtained and is in the Mortgage File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection.

(B) The terms of the Lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property.

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(C) The original term of the Lease is not less than 15 years and the Lease does not terminate by its terms prior to at least five years from the maturity date of the Mortgage Loan.

(D) The Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.

(c) Security Interest Matters. Seller hereby represents and warrants for the benefit of Depositor and the Trustee (as defined in the Pooling and Servicing Agreement, dated as of _________ __, 201_ (as in effect on the date of execution hereof, the “Pooling and Servicing Agreement”) among Depositor, as depositor, [_____________], as master servicer and securities administrator, and [_____________], as trustee) (as assignee of Depositor): (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of Depositor, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Seller; (ii) the Mortgage Notes constitute “instruments” within the meaning of the applicable UCC; (iii) Seller, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) Seller has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to Depositor; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Custodian (as assignee of Depositor); (vi) Seller has received a written acknowledgment from the Custodian that such Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of Depositor or its assignee; (vii) other than the security interest granted to Depositor pursuant to this Agreement and security interests granted to lenders which will be automatically released on the Closing Date, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; Seller has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to Depositor hereunder or that will be automatically released upon the sale to Depositor; (viii) Seller is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Depositor.

(d) Cure, Repurchase or Substitution Obligation. In the event of a breach of any of the representations and warranties of Seller specified in this Section 2 that materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), Seller will cure the breach, or repurchase or substitute for such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

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In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement dated as of [________], between Seller, and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________] Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement dated as of [________], between Seller, and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________] (the “[________] Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement dated as of [________], between Seller, and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________]Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of [________] under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of [________], between Seller and [________], as amended by the Assignment, Assumption and Recognition Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________]Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

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In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement, dated as of [________], between Seller and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________]Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement, dated as of [________], between Seller and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________]Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

In the event of a breach of any of the representations and warranties of [________] under the Flow Mortgage Loan Purchase and Sale Agreement dated as of [________], between Seller, and [________], as amended by the Assignment of Representations and Warranties Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, and [________](the “[________] Agreement”) that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholders (as assignees of Depositor), if [________] is unable to cure, repurchase or substitute the related Mortgage Loan pursuant to the terms of the [________] Agreement because [________] is the subject of a Bankruptcy or insolvency proceeding or no longer in existence, then Seller will cure the breach or repurchase or substitute such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement and Section 3 below.

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Section 3. Arbitration and Representations and Warranties of Seller with respect to the Period of Time that Seller Owned Mortgage Loans.

(a) Seller hereby covenants and agrees that, if a breach of any representation and warranty set forth in Purchase Agreements with respect to the characteristics of a Mortgage Loan exists on the date hereof that materially and adversely affects the value of any Mortgage Loan or the interest of Depositor in any Mortgage Loan and such breach did not exist as of the date that Seller purchased such Mortgage Loan, Seller shall have a period of 60 days from the earlier of either discovery or receipt of written notice from Depositor to Seller of such breach within which to correct or cure such breach. Seller hereby covenants and agrees that if any breach cannot be corrected or cured within such 60 day period, then Seller shall repurchase the related Mortgage Loan at the Repurchase Price not later than 90 days after its discovery or receipt of notice of such breach by wire transfer of immediately available funds to such account as Depositor shall specify to Seller.

(b) Seller and Depositor agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of Seller to repurchase a Mortgage Loan or Mortgage Loans pursuant to Section 2(d) or Section 3(a) above shall be by Arbitration administered by the American Arbitration Association. If any such controversy or claim has not been resolved to the satisfaction of both Seller and Depositor, either party may commence Arbitration to resolve the dispute; provided that a party may commence Arbitration with respect to one or more unresolved allegations only during the months of January, April, July and October, and all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter; and provided further that if any Arbitration arising out of or relating to an obligation or alleged obligation of an Originator to repurchase a Mortgage Loan relating to the same representation and warranty has commenced and is continuing, then such Arbitration shall be joined with the Arbitration commenced hereunder.

(c) To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 3, provided that if Seller has not responded to Depositor's notification of a breach of a representation and warranty, Depositor shall not commence Arbitration with respect to that breach before 60 days following such notification in order to provide Seller with an opportunity to respond to such notification. Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 Business Days, notify the American Arbitration Association in New York, New York and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

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(d) It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery. Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference, except upon the agreement of both parties or the request of the Arbitrator.

(e) The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration.

(f) The following capitalized terms shall have the meaning specified below:

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and administered by the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.

Arbitrator: A person who is not affiliated with Seller, Depositor or any Originator, who is a member of the American Arbitration Association.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the unpaid principal balance of such Mortgage Loan plus (ii) interest on such unpaid principal balance at the mortgage interest rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor up to the Due Date following the date of repurchase, minus (iii) amounts received in respect of such repurchased Mortgage Loan which are being held in the Collection Account for distribution in connection with such Mortgage Loan.

Section 4. Conveyance of Mortgage Loans.

(a) Mortgage Loans. In return for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to Depositor, without recourse, all of Seller’s right, title and interest in and to the Mortgage Loans, including the related Mortgage Documents and all principal and interest received by Seller on or with respect to the Mortgage Loans after _________ __, 201_ (the “Cut-off Date”) (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, all insurance policies with respect to the Mortgage Loans, and all proceeds of the foregoing.

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Depositor shall pay the purchase price for the Mortgage Loans by delivering to Seller on the Closing Date cash in an amount mutually agreed upon by Seller and Depositor.

On or prior to the Closing Date, Seller shall deliver or cause to be delivered to Depositor or, at Depositor’s direction, to the Custodian, the Trustee Mortgage File for each Mortgage Loan in the manner set forth in Article 3 of the Custodial Agreement as in effect on the date of execution hereof, by and among [____________], as custodian and master servicer, Seller, as seller, Depositor, as depositor, and [___________], as trustee.

(b) Limited Remedies. Depositor acknowledges and agrees that it shall have no recourse to Seller with respect to any Defective Mortgage Loan except as provided in Section 2(d) and Section 3 and that Depositor’s remedies with respect to any other Defective Mortgage Loans shall be exercised with respect to the Originator of such Defective Mortgage Loan as set forth in the (i) the [________] Agreement, (ii) either of the Assignment, Assumption and Recognition Agreements, dated as of __________ __, 201_, among Seller, Depositor, the Trustee, and ________ (together, the “______Agreement”), as applicable, (iii) the _______ Agreement, (iv) the _______ Agreement, (v) the _______ Agreement, (vi) the _______ Agreement, (vii) the _______ Agreement, or (viii) the _______ Agreement, as applicable.

Section 5. Intention of Parties. The conveyance of the Mortgage Loans and all other property hereunder by Seller as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other property by Seller to Depositor. It is, further, not intended that such conveyance be the grant of a security interest to secure a loan or other obligation. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described in Section 3(a) are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other property, then this Agreement shall constitute a security agreement, and the conveyance provided for in Section 3(a) shall be deemed to be a grant by Seller to Depositor of, and Seller hereby grants to Depositor, to secure all of Seller’s obligations hereunder, a security interest in all of Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, (ii) all of Seller’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans, (iii) with respect to the Mortgage Loans, to the extent set forth in the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the [________] Agreement, the Assignment, Assumption and Recognition Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee, ________________, and ____________ or the Assignment, Assumption and Recognition Agreement, dated __________ __, 201_, by and among Seller, Depositor, the Trustee and ____________, Seller’s rights and obligations under the applicable Servicing Agreement and all of Seller’s rights under the Mortgage Loan Purchase and Sale Agreement, (iv) all of Seller’s right, title and interest, if any, in REO Property and the proceeds thereof, (v) all of Seller’s rights under any Insurance Policies related to the Mortgage Loans, (vi) Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards.

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Seller and Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Seller shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

Section 6. Termination.

Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1 and 2 hereof shall survive and remain in full force and effect.

Section 7. Miscellaneous.

(a) Amendments, Etc. No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement. No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1 and 2 hereof.

(b) Binding Upon Successors, Etc. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Depositor, and the respective successors and assigns thereof. The parties hereto acknowledge that Depositor is acquiring the Mortgage Loans for the purpose of selling, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Pooling and Servicing Agreement. Seller acknowledges and consents to the assignment to the Trustee by Depositor of all of Depositor's rights against Seller hereunder in respect of the Mortgage Loans sold to Depositor and that the enforcement or exercise of any right or remedy against Seller hereunder by the Trustee or to the extent permitted under Section 2.04 of the Pooling and Servicing Agreement shall have the same force and effect as if enforced and exercised by Depositor directly.

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(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d) Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York notwithstanding any law, rule, regulation, or other conflict-of-law provisions to the contrary.

(e) Headings. The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(f) Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement as in effect on the date of execution hereof.

(g) Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Pooling and Servicing Agreement in accordance with its terms, Seller shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Depositor.

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IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

[SELLER]

By:
Name:
Title:

[DEPOSITOR]

By:
Name:
Title:

SCHEDULE A

MORTGAGE LOAN SCHEDULE